NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FD
Investors: Evan Smith/Brian Ritchie
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   October 22, 2009

CONMED Corporation Announces Third Quarter 2009 Financial Results
  - Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, October 22, 2009 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the third quarter of 2009.

Sales for the third quarter ended September 30, 2009 were $175.5 million compared to $179.4 million in the same quarter of 2008.  GAAP diluted earnings per share were $0.04 compared to $0.33 in the third quarter of 2008.  Non-GAAP diluted earnings per share equaled $0.28 compared to non-GAAP diluted earnings per share of $0.37 in the 2008 third quarter.  As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP financial measures in this release.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

For the nine months ended September 30, 2009, sales were $504.1 million compared to $562.9 million in the first nine months of 2008.  GAAP diluted earnings per share were $0.25 for year-to-date September 2009 compared to $1.09 in the same period of 2008.  Non-GAAP diluted earnings per share were $0.63 for the 2009 nine-month period compared to $1.20 in 2008.

“The Company’s third quarter financial results, excluding unusual items, were substantially better than we had anticipated due to increased sales volumes and more favorable foreign currency exchange rates.  Sequentially, compared to the second quarter of 2009, sales increased approximately $11.0 million, reversing the historical seasonal trend of a decline from the second to the third quarter due to reduced summer surgical activity.  Both our single-use and capital equipment sales were considerably stronger in the third quarter as compared to the first half of the year.  We believe the sales volume increases we delivered in the third quarter are an indication that the economic trends that adversely impacted our industry late last year and in the first six months of this year, are beginning to moderate,” commented Mr. Joseph J. Corasanti, President and Chief Executive Officer.

As previously announced, the Company has taken various cost-cutting actions in response to the current economic environment, including, most recently, consolidating a division’s administrative functions within the Corporate headquarters, delaying hiring for certain open positions, reducing production where the Company believes it has sufficient finished goods on hand, freezing the defined benefit pension plan for U.S. employees, and continuing with the previously announced manufacturing restructuring.  Our transition to the new manufacturing site in Mexico is now substantially complete, but we expect to incur additional restructuring costs through the end of 2009 as we close two Upstate New York plants, as well as the divisional administrative office.  Over the final three months of 2009, we expect that such costs will approximate $2.5 million for the manufacturing

CONMED News Release Continued	Page 2 of 12	October 22, 2009

sites and $1.8 million for the administrative office (further described below).  The Company continues to review its total cost structure for reductions in areas that are not critical to CONMED’s long-term growth strategy.

International sales in the third quarter of 2009 were $77.2 million, representing 44.0% of total sales, and $223.8 million for the nine months ended September 30, 2009.  Although currency exchange rates have improved compared to those of the first six months of 2009, compared to the rates in 2008, sales were reduced by $4.7 million in the third quarter of 2009, and $27.2 million for the nine months of 2009.

Outlook

Mr. Corasanti added, “As we look to the completion of 2009, we expect that the improving business trends of the third quarter should continue into the last quarter of the year.  Consequently, we anticipate that fourth quarter 2009 sales should approximate $178 - $183 million and that non-GAAP earnings per share should approximate $0.30 - $0.35.  For 2010, we are basing our expectations on continued measured improvement in the general economy, as well as foreign currency exchange rates similar to those experienced in the third quarter of 2009.  Sales in 2010 are anticipated to be $715 - $725 million with non-GAAP diluted earnings per share estimated to be $1.20 - $1.30.”

The non-GAAP estimates for the fourth quarter of 2009 exclude the additional amortization of bond discount required by recently issued Financial Accounting Standards Board (“FASB”) guidance, the manufacturing restructuring costs and facility consolidation expenses expected to be incurred in 2009.  The 2010 non-GAAP estimates exclude the amortization of bond discount and unusual costs, if any.

Endoscopic Technologies division consolidation

In July 2009, the Company began the process of consolidating the administrative functions of the Endoscopic Technologies division from its offices in Massachusetts to the Corporate Headquarters in Utica, New York.  The sales force and product portfolio remain unchanged and CONMED Endoscopic Technologies will continue to operate as a separate division of the Company.  In connection with this consolidation, we incurred costs of $0.3 million in the third quarter of 2009, including severance and other transitional costs.  In the fourth quarter of 2009 we expect to incur similar costs, including lease termination expense, of $1.8 million.  The third quarter 2009 costs are included in the GAAP earnings per share set forth above, and are excluded from the non-GAAP amount, as well as from the fourth quarter non-GAAP EPS estimate.

Product recall

During the third quarter of 2009, the Company announced a voluntary recall of certain model numbers of the PRO5 & PRO6 series battery handpieces and certain lots of the MC5057 Universal Cable used with certain of CONMED Linvatec’s electric powered handpieces.  Current models of products are not affected.  We have estimated that the recall costs will total approximately $6.0 million and have recorded this charge in the third quarter.  The third quarter 2009 costs are included in the GAAP earnings per share set forth above, and are excluded from the non-GAAP amount.

Convertible bond repurchase

During the first quarter of 2009, the Company repurchased and retired $9.9 million face value of its 2.5% Convertible Notes at a discount of approximately 21%.  The repurchase was substantially funded by CONMED’s own cash resources.  The transaction resulted in a pre-tax gain to the 2009 nine-month financial statements of approximately $1.1 million, which is included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amount.

U.S. pension plan

In March 2009, the Company gave notice that it would freeze the benefits of its defined benefit pension plan for United States employees.  As has been widely reported, such plans have become increasingly difficult for companies to maintain because of the volatility in asset performance and required changes in the actuarial determination of plan liabilities.  The Company’s first quarter 2009 financial statements include a non-cash net pre-tax gain of $1.9 million, comprised of a $4.4 million pension curtailment benefit offset by a $2.5 million first quarter pension charge.  This net non-cash pre-tax gain is included in the nine-month GAAP earnings per share set forth above, and is excluded from the non-GAAP amount.

CONMED News Release Continued	Page 3 of 12	October 22, 2009

Manufacturing restructuring

As previously disclosed, the Company continues with its plan for restructuring certain of its manufacturing operations by consolidating locations in New York and moving certain production lines to its new manufacturing site in Mexico.  Such expenses amounted to $3.3 million in the third quarter of 2009 and $11.2 million for the first nine months of the year.  These amounts are included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amounts.  In the fourth quarter of 2009 we expect such restructuring costs to approximate $2.5 million and are excluded from the non-GAAP EPS estimate.

Convertible note interest expense

As disclosed in the past, and in accordance with recently issued FASB guidance, beginning in 2009, the Company is required to record the amortization of the bond discount related to its convertible notes to bring the effective interest rate to a level approximating that of a non-convertible note of similar size and tenor.  For the third quarter of 2009 and the first nine months of 2009, the Company recorded additional non-cash pre-tax interest charges of $1.0 million and $3.1 million, respectively.  The pronouncement also requires that a similar adjustment be made in previously issued financial statements to facilitate comparative analysis.  Accordingly, the 2008 financial statements have been adjusted and include additional interest expense of $1.2 million in the third quarter and $3.7 million for the first nine months.  These charges are included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amounts.

Use of Non-GAAP Financial Measures

Management has disclosed financial measurements in this press announcement that present financial information that is not in accordance with Generally Accepted Accounting Principles (“GAAP”).  These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies.  Non-GAAP net income and non-GAAP earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company.  Management uses and presents non-GAAP net income and non-GAAP earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities.  These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations.  Management uses non-GAAP net income and non-GAAP earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.  Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference call

The Company will webcast its third quarter 2009 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, October 22, 2009.   This webcast can be accessed from CONMED’s web site at www.conmed.com.  Replays of the call will be made available through October 29, 2009.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and patient monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,200 employees distribute its products worldwide from several manufacturing locations.

CONMED News Release Continued	Page 4 of 12	October 22, 2009

Forward-Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 5 of 12	October 22, 2009

CONMED CORPORATION
Third Quarter Sales Summary

	Three Months Ended September 30,

				Constant
				Currency
	2008	2009	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$47.8	$49.1	2.7%	5.9%
Capital	21.7	19.6	-9.7%	-6.9%
	69.5	68.7	-1.2%	1.9%

Powered Surgical Instruments
Single-use	19.0	19.0	0.0%	4.2%
Capital	19.8	18.3	-7.6%	-4.5%
	38.8	37.3	-3.9%	-0.3%

Electrosurgery
Single-use	17.4	17.8	2.3%	3.4%
Capital	6.1	6.3	3.3%	4.9%
	23.5	24.1	2.6%	3.8%

Endoscopic Technologies
Single-use	13.0	12.2	-6.2%	-3.8%
Endosurgery
Single-use and reposable	15.8	15.9	0.6%	3.2%
Patient Care
Single-use	18.8	17.3	-8.0%	-7.4%

Total
Single-use and reposable	131.8	131.3	-0.4%	2.2%
Capital	47.6	44.2	-7.1%	-4.4%
	$179.4	$175.5	-2.2%	0.4%

CONMED News Release Continued	Page 6 of 12	October 22, 2009

CONMED CORPORATION
Nine-Month Sales Summary

	Nine Months Ended September 30,

				Constant
				Currency
	2008	2009	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$150.6	$142.0	-5.7%	0.7%
Capital	71.1	52.1	-26.7%	-22.6%
	221.7	194.1	-12.4%	-6.8%

Powered Surgical Instruments
Single-use	60.2	56.2	-6.6%	1.7%
Capital	58.9	47.4	-19.5%	-14.1%
	119.1	103.6	-13.0%	-6.1%

Electrosurgery
Single-use	54.1	52.0	-3.9%	-1.7%
Capital	22.1	17.1	-22.6%	-18.6%
	76.2	69.1	-9.3%	-6.6%

Endoscopic Technologies
Single-use	38.8	36.7	-5.4%	-1.0%
Endosurgery
Single-use and reposable	48.2	47.8	-0.8%	3.3%
Patient Care
Single-use	58.9	52.8	-10.4%	-9.3%

Total
Single-use and reposable	410.8	387.5	-5.7%	-0.8%
Capital	152.1	116.6	-23.3%	-18.7%
	$562.9	$504.1	-10.4%	-5.6%

CONMED News Release Continued	Page 7 of 12	October 22, 2009

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
 (in thousands except per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	(As Adjusted) 2008	2009	(As Adjusted) 2008	2009

Net sales	$179,409	$175,475	$562,937	$504,106

Cost of sales	84,721	85,674	268,584	254,017
Cost of sales, other- Note A	-	2,165	1,011	8,789

Gross profit	94,688	87,636	293,342	241,300

Selling and administrative	67,768	67,480	205,963	193,480
Research and development	8,668	7,705	25,435	23,590
Other expense – Note B	709	7,449	709	6,847
	77,145	82,634	232,107	223,917

Income from operations	17,543	5,002	61,235	17,383

Gain on early extinguishment of debt	-	-	-	1,083

Amortization of debt discount	1,243	1,018	3,667	3,076

Interest expense	2,444	2,042	8,057	5,297

Income before income taxes	13,856	1,942	49,511	10,093

Provision for income taxes	4,121	654	17,839	2,911

Net income	$9,735	$1,288	$31,672	$7,182

Per share data:

Net Income
Basic	$0.34	$0.04	$1.10	$0.25
Diluted	0.33	0.04	1.09	0.25

Weighted average common shares
Basic	28,864	29,093	28,718	29,060
Diluted	29,415	29,183	29,189	29,096

Note A –Included in cost of sales, other, in the nine months ended September 30, 2008 is a $1.0 million purchase accounting fair value adjustment for inventory acquired in connection with the purchase of our Italian distributor.  Included in cost of sales, other, in the three and nine months ended September 30, 2009 is $2.2 million and $8.8 million, respectively, in costs related to the startup of a new manufacturing facility in Chihuahua, Mexico and the consolidation of the Company’s three Utica, New York area manufacturing sites into a single facility.

CONMED News Release Continued	Page 8 of 12	October 22, 2009

Note B –Included in other expense in the three and nine months ended September 30, 2008 are $0.7 million in costs related to the consolidation of the Company’s manufacturing and distribution sites.  Included in other expense in the three months ended September 30, 2009 are $6.0 million in costs related to a voluntary product recall, $1.1 million in costs related to the consolidation of the Company’s distribution activities, and $0.3 million in costs related to the consolidation of the administrative functions of our Endoscopic Technologies division.  Included in other expense in the nine months ended September 30, 2009 is a non-cash net pre-tax pension gain of $1.9 million, $6.0 million in costs related to a voluntary product recall, $2.4 million in costs related to the consolidation of the Company’s distribution activities, and $0.3 million in costs related to the consolidation of the administrative functions of our Endoscopic Technologies division.

CONMED News Release Continued	Page 9 of 12	October 22, 2009

CONMED CORPORATION
CONSOLIDATED CONDENSED  BALANCE SHEETS
(in thousands)
(unaudited)
ASSETS

	(As Adjusted)
	December 31,	September 30,
	2008	2009
Current assets:
Cash and cash equivalents	$11,811	$14,217
Accounts receivable, net	96,515	108,825
Inventories	159,976	164,929
Deferred income taxes	14,742	15,362
Other current assets	11,218	12,784
Total current assets	294,262	316,117

Property, plant and equipment, net	143,737	146,397
Goodwill	290,245	290,379
Other intangible assets, net	195,939	192,101
Other assets	7,478	6,488
Total assets	$931,661	$951,482

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$3,185	$2,142
Other current liabilities	71,729	78,642
Total current liabilities	74,914	80,784

Long-term debt	182,739	182,917
Deferred income taxes	88,468	98,868
Other long-term liabilities	45,325	18,300
Total liabilities	391,446	380,869

Shareholders' equity:
Capital accounts	256,874	261,161
Retained earnings	314,373	320,835
Accumulated other comprehensive income (loss)	(31,032)	(11,383)
Total equity	540,215	570,613

Total liabilities and shareholders' equity	$931,661	$951,482

CONMED News Release Continued	Page 10 of 12	October 22, 2009

CONMED CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended
	September 30,
	(As Adjusted) 2008	2009
Cash flows from operating activities:
Net income	$31,672	$7,182
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	23,847	26,991
Amortization of debt discount	3,667	3,076
Stock-based compensation expense	3,215	3,203
Deferred income taxes	16,626	2,805
Gain on early extinguishment of debt	-	(1,083)
Sale of accounts receivable to (collections on behalf of) purchaser	(5,000)	(3,000)
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	(1,398)	(5,326)
Inventories	(2,973)	(7,593)
Accounts payable	(2,205)	(1,928)
Income taxes receivable (payable)	(953)	(2,466)
Accrued compensation and benefits	3,192	2,865
Other assets	(1,966)	(1,228)
Other liabilities	(8,038)	2,281
Net cash provided by operating activities	59,686	25,779

Cash flow from investing activities:
Purchases of property, plant, and equipment	(25,707)	(17,090)
Payments related to business acquisitions	(22,033)	(262)
Net cash used in investing activities	(47,740)	(17,352)

Cash flow from financing activities:
Payments on debt	(1,328)	(9,857)
Proceeds of debt	-	7,000
Net proceeds from common stock issued under employee plans	7,048	360
Net change in cash overdrafts	-	(2,252)
Net cash provided by (used in) financing activities	5,720	(4,749)

Effect of exchange rate change
on cash and cash equivalents	2,537	(1,272)

Net increase in cash and cash equivalents	20,203	2,406

Cash and cash equivalents at beginning of period	11,695	11,811

Cash and cash equivalents at end of period	$31,898	$14,217

CONMED News Release Continued	Page 11 of 12	October 22, 2009

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
 (In thousands except per share amounts)
(unaudited)

	Three months ended
	September 30,
	(As Adjusted)
	2008	2009

Reported net income	$9,735	$1,288

New plant / facility consolidation costs included in cost of sales	-	2,165

Facility consolidation costs included in other expense	709	1,118

Product recall	-	5,992

Endoscopic Technologies division consolidation	-	339

Total other expense	709	7,449

Amortization of debt discount	1,243	1,018

Unusual expense before income taxes	1,952	10,632

Provision (benefit) for income taxes on unusual expense	(715)	(3,837)

Net income before unusual items	$10,972	$8,083

Per share data:

Reported net income
Basic	$0.34	$0.04
Diluted	0.33	0.04

Net income before unusual items
Basic	$0.38	$0.28
Diluted	0.37	0.28

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above. We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 12 of 12	October 22, 2009

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
 (In thousands except per share amounts)
(unaudited)

	Nine months ended
	September 30,
	(As Adjusted)
	2008	2009

Reported net income	$31,672	$7,182

New plant / facility consolidation costs included in cost of sales	-	8,789

Fair value inventory purchase accounting adjustment
included in cost of sales	1,011	-

Pension gain, net	-	(1,882)

Facility consolidation costs included in other expense	709	2,398

Product recall	-	5,992

Endoscopic Technologies division consolidation	-	339

Total other expense	709	6,847

Gain on early extinguishment of debt	-	(1,083)

Amortization of debt discount	3,667	3,076

Unusual expense before income taxes	5,387	17,629

Provision (benefit) for income taxes on unusual expense	(1,974)	(6,375)

Net income before unusual items	$35,085	$18,436

Per share data:
Reported net income
Basic	$1.10	$0.25
Diluted	1.09	0.25

Net income before unusual items
Basic	$1.22	$0.63
Diluted	1.20	0.63

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above. We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.